Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

August 27, 2010

Cott Beverages Inc.

5519 West Idlewild Avenue

Tampa, Florida 33634

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Cott Beverages Inc., a Georgia corporation (the “Issuer”), Cott Corporation, a corporation organized under the laws of Canada (the “Parent Guarantor”), Cott Holdings Inc., a Delaware corporation (“Cott Holdings”), Cott USA Corp., a Georgia corporation (“Cott USA”), Interim BCB, LLC, a Delaware limited liability company (“Interim BCB”), Cott Vending Inc., a Delaware corporation (“Cott Vending”), Cott USA Finance LLC, a Delaware limited liability company (“Cott USA Finance”), Cott U.S. Acquisition LLC, a Delaware limited liability company (“Cott U.S. Acquisition”), Cott U.S. Holdings LLC, a Delaware limited liability company (“Cott U.S. Holdings”), Caroline LLC, a Delaware limited liability company (“Caroline”), Cott Acquisition LLC, a Delaware limited liability company (“Cott Acquisition”), Cliffstar LLC, a Delaware limited liability company (“Cliffstar”), Star Real Property LLC, a Delaware limited liability company (“Star Real Property”), CB Nevada Capital Inc., a Nevada corporation (“CB Nevada”), Cott Beverages Limited, a limited company organized under the laws of the United Kingdom (“Cott Beverages Limited”), Cott Retail Brands Limited, a limited company organized under the laws of the United Kingdom (“Cott Retail Limited”), Cott Limited, a limited company organized under the laws of the United Kingdom (“Cott Limited”), Cott Europe Trading Limited, a limited company organized under the laws of the United Kingdom (“Cott Europe”), Cott Private Label Limited, a limited company organized under the laws of the United Kingdom (“Cott Private Label”), Cott Nelson (Holdings) Limited, a limited company organized under the laws of the United Kingdom (“Cott Nelson (Holdings)”), Cott (Nelson) Limited, a limited company organized under the laws of the United Kingdom (“Cott (Nelson) Limited”), Cott UK Acquisition Limited, a limited company organized under the laws of the United Kingdom (“Cott UK Acquisition”), Cott Acquisition Limited, a limited company organized under the laws of the United Kingdom, (“Cott Acquisition Limited”), 156775 Canada Inc., a corporation organized under the laws of Canada (“156775 Canada”), 967979 Ontario Limited, a corporation organized under the laws of Ontario (“967979 Ontario”), 804340 Ontario Limited, a corporation organized under the laws of Ontario

Chicago	Hong Kong	London	Los Angeles	Munich	Palo Alto	San Francisco	Shanghai	Washington, D.C.

KIRKLAND & ELLIS LLP

Cott Beverages Inc.

August 27, 2010

(“804340 Ontario”) and 2011438 Ontario Limited, a corporation organized under the laws of Ontario (“2011438 Ontario” and, collectively with the Parent Guarantor, Cott Holdings, Cott USA, Interim BCB, Cott Vending, Cott USA Finance, Cott U.S. Acquisition, Cott U.S. Holdings, Caroline, Cott Acquisition, Cliffstar, Star Real Property, CB Nevada, Cott Beverages Limited, Cott Retail Limited, Cott Limited, Cott Europe, Cott Private Label, Cott Nelson (Holdings), Cott (Nelson) Limited, Cott UK Acquisition, Cott Acquisition Limited, 156775 Canada, 967979 Ontario and 804340 Ontario, the “Guarantors” and each a “Guarantor” and, together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $215,000,000 in aggregate principal amount of the Issuer’s 8.375% Senior Notes due 2017 (the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Guarantors, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”. The Exchange Notes are to be issued pursuant to the Indenture dated as of November 13, 2009 (the “Indenture”), by and among the Issuer, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 8.375% Senior Notes due 2017 issued on March 10, 2010 (the “Old Notes”), of which $215,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

Cott Holdings, Interim BCB, Cott Vending, Cott USA Finance, Cott U.S. Acquisition, Cott U.S. Holdings, Caroline, Cott Acquisition, Cliffstar and Star Real Property are collectively referred to herein as the “Delaware Guarantors”. The Parent Guarantor, Cott USA, CB Nevada, Cott Beverages Limited, Cott Retail Limited, Cott Limited, Cott Europe, Cott Private Label, Cott Nelson (Holdings), Cott (Nelson) Limited, Cott UK Acquisition, Cott Acquisition Limited, 156775 Canada, 967979 Ontario, 804340 Ontario and 2011438 Ontario are collectively referred to herein as the “Non-Delaware Guarantors”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, bylaws and other organizational documents of the Delaware Guarantors, (ii) resolutions of the Delaware Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as of November 13, 2009, by and among the Issuer, the Guarantors and Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as initial purchasers of the Old Notes and (vi) forms of the Exchange Notes and the Guarantees.

KIRKLAND & ELLIS LLP

Cott Beverages Inc.

August 27, 2010

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Delaware Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Delaware Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto (assuming the due authorization and execution of the Exchange Notes and the Guarantees by the Company and the Non-Delaware Guarantors, as applicable, and the due delivery of the Exchange Notes and the Guarantees by the Company and the Non-Delaware Guarantors to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto), the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware and represents our opinion as to

KIRKLAND & ELLIS LLP

Cott Beverages Inc.

August 27, 2010

how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law and the Limited Liability Company Act of the State of Delaware which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP